UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 7, 2005

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                     0-26224                    51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization                                Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On September 7, 2005, Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited (collectively, the "Buyers"), wholly owned subsidiaries of Integra LifeSciences Holdings Corporation, entered into a definitive agreement with Tyco Healthcare Group LP and Sherwood Services, AG to acquire the assets of the Radionics Division of Tyco Healthcare Group LP ("Tyco").

The total purchase price for the assets will be $80,000,000 less (i) the estimates of the provision for sales returns and allowances, including rebates and product returns, the provision for product warranty claims, and the amount of deferred revenues, each as of the closing date, less (ii) $2,128,279, which represents the value of the inventory located in certain facilities of the sellers less (iii) $1,200,000 to compensate for the value of certain accommodations on pricing of goods to be distributed by Tyco affiliates. The purchase price will also be subject to adjustment based upon a physical inventory to be conducted after the closing date.

The Buyers will acquire Tyco's leasehold interest in certain facilities in Burlington Massachusetts, including a facility which employs approximately 135 employees, and enter into transitional supply and distribution agreements with Tyco Healthcare Group LP for products currently manufactured at Tyco facilities not included in the transaction. The transitional supply agreement will provide for the manufacture of certain ultrasonic aspirator products and peripherals and certain other products for a period of up to two years. The transitional distribution agreement will provide for the distribution of acquired product lines in certain international markets by affiliates of Tyco for periods ranging from three months to approximately 12 months after the closing date.

After the closing, the Buyers will make an offer of employment to certain employees of the sellers working in the business relating to the purchased assets. The Buyers will also assume certain liabilities from the sellers relating to the assets they are purchasing, including certain employment agreements.

The acquisition is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If there remains any necessary clearance under antitrust laws 46 weeks after the date of the agreement (which period may be extended to 52 weeks if Tyco does not timely comply with its antitrust filing obligations), and certain other conditions are met (including Tyco having complied with its obligations under the agreement), then the Buyers will be required to pay Tyco $7,000,000. The acquisition will close after receipt of such clearance and the satisfaction of the other closing conditions.

A copy of the asset purchase agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

A copy of the press release issued by the Company announcing the entering into the agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number        Description of Exhibit
-------------------   ---------------------------

10.1 Asset Purchase Agreement, dated as of September 7, 2005, by and between Tyco Healthcare Group LP and Sherwood Services, AG and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited

99.1                  Press release issued September 7, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

    Date: September 13, 2005          By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer







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                                 Exhibit Index


Exhibit Number        Description of Exhibit
-------------------   ---------------------------

10.1 Asset Purchase Agreement, dated as of September 7, 2005, by and between Tyco Healthcare Group LP and Sherwood Services, AG and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited

99.1                  Press release issued September 7, 2005